UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2015

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 29, 2015, Compañia Minera Pangea (“CMP”), a wholly-owned subsidiary of McEwen Mining Inc. (the “Company”), finalized a line of credit agreement (“Line of Credit”) with Banco Nacional de Comercio Exterior, a Mexican financial institution (“Bancomext”). The Line of Credit allows CMP to borrow up to 90,000,000 Mexican pesos, or approximately $5,850,000 based on an exchange rate of 15.38 Mexican pesos to 1 US dollar, as published by Bloomberg on May 29, 2015. The Line of Credit will be available for six (6) months from April 17, 2015. The interest rate on the Line of Credit is (i) two and one-half percent (2.5%) per annum plus (ii) the 91 day TIIE (Interbank Equilibrium Interest Rate) rate, as published by the Bank of Mexico. The interest rate will be reviewed and adjusted on a quarterly basis. On May 29, 2015, CMP borrowed 90,000,000 Mexican pesos against the Line of Credit.

CMP is permitted to use the proceeds (i) to finance value added tax (“VAT”) refunds related to the cost of its El Gallo 1 mining project, (ii) as working capital, and (iii) for other expenses related to CMP’s mining activity. Interest payments are due quarterly and a final payment of all principal and any accrued interest is due twenty-four (24) months following the date of the first withdrawal. CMP is permitted to prepay any amounts owed without penalty.

The Line of Credit will be deemed immediately due and payable, without any notification required, if (i) CMP does not make timely payments of the principal, interest, or commissions, (ii) CMP is no longer in good standing regarding tax obligations and labor remittances, or (iii) CMP has paid bribes to a government or government official in regard to obtaining approval of the Line of Credit.

During the term of the Line of Credit, CMP and the Company are required to provide financial statements to Bancomext, CMP is prohibited from changing its shareholder structure without the consent of Bancomext, and CMP is required to notify Bancomext of any circumstance that would affect the recovery of the VAT refunds.

As inducement for the Line of Credit, CMP granted to Bancomext a non-dispossessory interest in a bank account CMP is required to maintain at Banco Nacional de Mexico S.A., Grupo Financiero Banamex. The Company has guaranteed CMP’s obligations under the Line of Credit through a Guaranty and Subordination Agreement (“Guaranty”).

The description of the Line of Credit and the Guaranty in this report is a summary only and is qualified in its entirety by the terms of the Line of Credit, an English summary of which is filed herewith as Exhibit 10.1 and the Guaranty which is filed herewith as Exhibit 10.2 and are hereby incorporated by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                        Exhibits.  The following exhibits are filed or furnished with this report:

10.1                        English summary of Line of Credit Agreement.

10.2                        Guaranty and Subordination Agreement dated April 17, 2015.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: June 2, 2015	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith.

Exhibit
Number	Description of Exhibit

10.1	English summary of Line of Credit Agreement.

10.2	Guaranty and Subordination Agreement dated April 17, 2015.